EXECUTION VERSION

BLACK HILLS POWER, INC.
TO
THE BANK OF NEW YORK MELLON
AS TRUSTEE
____________
Third Supplemental Indenture

Dated as of October 1, 2014
____________
FIRST MORTGAGE BONDS, 4.43% SERIES AG DUE OCTOBER 20, 2044
____________
Supplemental to Restated and Amended Indenture of Mortgage and Deed of Trust
Dated as of September 1, 1999

4144036

THIRD SUPPLEMENTAL INDENTURE, dated as of October 1, 2014, between BLACK HILLS POWER, INC., a corporation organized and existing under the laws of the State of South Dakota (the “Company”), having its principal office at 625 Ninth Street, Rapid City, South Dakota 57701, and THE BANK OF NEW YORK MELLON, a corporation organized and existing under the laws of the State of New York and authorized to accept and execute trusts (the “Trustee”), having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, as successor Trustee under the Restated Indenture (as described and defined below),
WHEREAS, in order to secure an authorized issue of First Mortgage Bonds of the Company, the Company has executed and delivered a Restated and Amended Indenture of Mortgage and Deed of Trust to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (the successor of which is The Bank of New York Mellon), dated as of September 1, 1999 (the “Restated Indenture”); and
WHEREAS, the terms of the Restated Indenture included the Company’s prior issuance of (a) a first series of Bonds designated “First Mortgage Bonds, 9.49% Series Y due 2018” (herein called the “Bonds of the Y Series”), (b) the second series of Bonds designated “First Mortgage Bonds, 9.35% Series Z due 2021” (herein called the “Bonds of the Z Series”), (c) a third series of Bonds designated “First Mortgage Bonds, 9.00% Series AA due 2003” (herein called the “Bonds of the AA Series”), (d) a fourth series of Bonds designated “First Mortgage Bonds, 8.30% Series AB due 2024” (herein called the “Bonds of the AB Series”), (e) a fifth series of Bonds designated “First Mortgage Bonds, 8.06% Series AC due 2010” (herein called the “Bonds of the AC Series”) and (f) a sixth series of Bonds designated “First Mortgage Bonds, 6.50% Series AD due 2002” (herein called the “Bonds of the AD Series”); and
WHEREAS, the Bonds of the Y Series in the aggregate principal amount of Five Million Four Hundred Twenty Thousand Dollars ($5,420,000) have heretofore been issued and secured by the Restated Indenture, of which none are outstanding at the date hereof; and
WHEREAS, the Bonds of the Z Series in the aggregate principal amount of Thirty Five Million Dollars ($35,000,000) have heretofore been issued and secured by the Restated Indenture, of which none are outstanding at the date hereof; and
WHEREAS, the Bonds of the AA Series in the aggregate principal amount of Four Million Two Hundred Fifty‑Four Thousand Nine Hundred Forty‑Six Dollars ($4,254,946) have heretofore been issued and secured by the Restated Indenture, of which none are outstanding at the date hereof; and
WHEREAS, the Bonds of the AB Series in the aggregate principal amount of Forty Five Million Dollars ($45,000,000) have heretofore been issued and secured by the Restated Indenture, of which none are outstanding at the date hereof; and
WHEREAS, the Bonds of the AC Series in the aggregate principal amount of Thirty Million Dollars ($30,000,000) have heretofore been issued and secured by the Restated Indenture, of which none are outstanding at the date hereof; and

WHEREAS, the Bonds of the AD Series in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) have heretofore been issued and secured by the Restated Indenture, of which none are outstanding at the date hereof; and
WHEREAS, the Restated Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Restated Indenture to convey, transfer and assign unto the Trustee and subject the lien of the Restated Indenture additional properties, rights and franchises acquired by the Company, to provide for the creation of any series of Bonds, and to add to the covenants and agreements of the Company contained in the Restated Indenture other covenants and agreements thereafter to be observed; and
WHEREAS, the Company has executed and delivered to JPMorgan Chase Bank, as Trustee, its First Supplemental Indenture, dated as of August 13, 2002 (hereinafter, sometimes called the “First Supplemental Indenture”), for the purposes of creating a seventh series of Bonds designated “First Mortgage Bonds, 7.23% Series AE Due 2032” (the “Bonds of the AE Series”), of adding to the covenants and agreements contained in the Restated Indenture and of conveying certain additional property acquired by the Company after the execution and delivery of the Restated Indenture; and
WHEREAS, Bonds of the AE Series in the aggregate principal amount of Seventy Five Million Dollars ($75,000,000) have heretofore been issued under and in accordance with the terms of the First Supplemental Indenture, of which $75,000,000 are outstanding at the date hereof; and
WHEREAS, the Company has executed and delivered to The Bank of New York Mellon, as Trustee, its Second Supplemental Indenture, dated as of October 27, 2009 (hereinafter, sometimes called the “Second Supplemental Indenture”), for the purpose of creating an eighth series of Bonds designated "First Mortgage Bonds, 6.125% Series AF Due 2039” (the “Bonds of the AF Series”), of adding to the covenants and agreements contained in the Restated Indenture and of conveying certain additional property acquired by the Company after the execution and delivery of the Restated Indenture; and
WHEREAS, the Bonds of the AF Series in the aggregate principal amount of One Hundred Eighty Million Dollars ($180,000,000) have heretofore been issued under and in accordance with the terms of the Second Supplemental Indenture, of which $180,000,000 are outstanding at the date hereof; and
WHEREAS, the Company has acquired, since the execution and delivery of the Second Supplemental Indenture to the Restated Indenture, the additional property hereinafter described, and the Company desires that such additional property so acquired be specifically subjected to the lien of the Indenture; and
WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Restated Indenture and pursuant to appropriate resolution of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Third Supplemental Indenture in the form hereof for the purpose of creating a new series of Bonds and pursuant to provisions of Articles Two and Sixteen of the Restated Indenture to add to its covenants, agreements and events of default contained in the Restated Indenture, certain other covenants, agreements and events of default to be observed by it and to alter and amend in certain respects, the covenants and provisions contained in the Restated Indenture; and
WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and
WHEREAS, the Restated Indenture, as amended, modified and supplemented by the First Supplemental Indenture thereto, the Second Supplemental Indenture thereto and this Third Supplemental Indenture is hereinafter referred to as the “Indenture”; and
WHEREAS, this Third Supplemental Indenture is to be filed in the real estate records of Laramie County, Wyoming, Weston County, Wyoming and Campbell County, Wyoming, as a mortgage, and as a financing statement under the Uniform Commercial Code in Wyoming, South Dakota and Montana as fixture filings covering goods which are or are to become fixtures on the real property described on Schedule I attached hereto and made a part hereof. A UCC‑1 financing statement will be filed with the Wyoming Secretary of State, the Montana Secretary of State and the South Dakota Secretary of State under each state’s Uniform Commercial Code and the Wyoming Transmitting Utility Act identifying the Company as the debtor and the Trustee as the secured party. The Company authorizes the Trustee to file any financing statements required to perfect the security interests granted herein;
NOW THEREFORE, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, in order to establish the terms of the Bonds of the Series AG, the Company hereby further covenants and agrees to and with the Trustee and its successors in the trust under the Indenture for the benefit of all those who shall from time to time hold the Bonds of the Series AG as follows:
The Company does hereby ratify and confirm its mortgage and pledge to the Trustee of all property described in the Indenture and does hereby grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge and set over unto the Trustee, and to its successors and assigns forever, the property described in Schedule I to this Third Supplemental Indenture acquired by the Company and not specifically described under the Indenture which property shall be incorporated into the terms of Exhibit A to the Indenture as if more fully set forth therein.
ARTICLE I
CREATION AND DESCRIPTION OF THE BONDS OF THE SERIES AG
Section 1.1.    There shall be a new series of Bonds, known as and entitled “First Mortgage Bonds, 4.43% Series AG Due October 20, 2044” (referred to hereinafter as the “Bonds of the Series AG”). The aggregate principal amount of the Bonds of the Series AG which may be authenticated and delivered under Article Four, Five or Six of the Indenture is limited to

Eighty‑Five Million Dollars ($85,000,000.00). The execution by the Company of any Bond of the Series AG in an authorized denomination shall be conclusive evidence of the authorization thereof. The Bonds of the Series AG shall mature on October 20, 2044 and shall bear interest (computed on the basis of a 360-day year consisting of twelve 30‑day months) at the rate of Four and Forty‑Three Hundredths percent (4.43%) per annum from October 1, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi‑annually on April 20 and October 20 of each year, commencing April 20, 2015 (each, an “Interest Payment Date”), until the principal thereof shall have become due and payable, and shall bear interest on overdue principal (including any optional prepayment of principal) and Make-Whole Amount (as hereinafter defined), if any, and (to the extent legally enforceable) on any overdue installment of interest at a rate per annum equal to the greater of Six and Forty‑Three Hundredths percent (6.43%) or two percent (2%) over the rate of interest publicly announced by The Bank of New York Mellon, from time to time in New York, New York as its “base” or “prime” rate until paid. Subject to Section 9.01 of the Indenture, payments of principal, premium, if any, and interest on the Bonds of the Series AG shall be made at the office or agency of the Company in The Borough of Manhattan, City of New York, which shall be the principal corporate trust office of the Trustee, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. Interest payable on the Bonds of the Series AG on an Interest Payment Date shall be paid to the Persons in whose names such Bonds are registered at the close of business on the April 1 or October 1 (whether or not on a business day) next preceding the Interest Payment Date, except for defaulted interest and unmatured accrued interest on the Bonds of the Series AG called for redemption on a date other than an Interest Payment Date.
Each Bond of the Series AG shall be dated as of the date of its authentication. The Bonds of the Series AG shall be issued as fully registered Bonds, in denominations of $100,000 and multiples of $1,000 in excess thereof. Subject to the foregoing provisions of this Section 1.1 and to the provisions of Sections 2.07 and 2.11 of the Indenture, all definitive Bonds of the Series AG shall be transferable and exchangeable at the office of the Trustee stated above, upon payment of any stamp or other tax or governmental charge incidental thereto required to be paid with respect to such transfer or exchange. No service charge will be made for any exchange or transfer or any Bonds of the Series AG.
Section 1.2.    The Bonds of the Series AG and the Trustee’s certificate to be endorsed on the Bonds of such series shall be substantially in the following forms, respectively:
[FORM OF BOND]
THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND IN COMPLIANCE WITH THE APPLICABLE STATE REGISTRATION LAWS.
No. ______________    $[____________]
PPN 092114 A*8

BLACK HILLS POWER, INC.
FIRST MORTGAGE BOND, 4.43%
SERIES AG DUE OCTOBER 20, 2044
BLACK HILLS POWER, INC. (hereinafter called the “Company”), a corporation organized and existing under the laws of the State of South Dakota, for value received, hereby promises to pay to [_______________], or registered assigns, on the 20th day of October, 2044, at the principal corporate trust office of the Trustee, in the Borough of Manhattan, The City of New York, [_____________________________] ($[__________]), in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, and (a) to pay interest thereon from October 1, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate of Four and Forty‑Three Hundredths percent (4.43%), per annum (computed on the basis of a 360‑day year of 12 thirty‑day months), payable at said principal corporate trust office of the Trustee in like coin or currency semi‑annually on the twentieth day of April and October in each year (commencing on April 20, 2015) (each, an “Interest Payment Date”) until the Company’s obligation with respect to such principal shall have become due and payable, and (b) to pay interest at said corporate trust office of the Trustee in like coin or currency on overdue principal (including any optional prepayment of principal) and Make‑Whole Amount (as defined in Section 2.3(d) of the Third Supplemental Indenture referred to below), if any, and (to the extent legally enforceable) on any overdue installment of interest at a rate per annum equal to the greater of Six and Forty‑Three Hundredths percent (6.43%) or two percent (2%) over the rate of interest publicly announced by The Bank of New York Mellon, from time to time, in New York, New York as its “base” or “prime” rate until paid. Subject to Section 9.01 of the Indenture, payments of principal, premium, if any, and interest are to be made at the office of the Trustee in The Borough of Manhattan, City of New York.
Any payment of principal of or Make‑Whole Amount or interest on this Bond that is due on a day other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of this Bond is a day other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day. For purposes of this paragraph, a “Business Day” is any day, other than a Saturday or Sunday, which is not a day on which commercial banks in New York, New York or Rapid City, South Dakota are required or authorized to be closed.
This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee, or its successor as Trustee, under the Indenture.
This Bond is one of an authorized issue of Bonds of the Company known as its “First Mortgage Bonds,” issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by a Restated and Amended Indenture of Mortgage and Deed of Trust, dated as of September 1, 1999, executed by the Company to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (the successor to which is The Bank of New York Mellon), as supplemented and amended by a First Supplemental Indenture, dated as of August 13, 2002 and as supplemented and amended by a Second Supplemental Indenture, dated as of October 27, 2009 and as further supplemented and amended by a Third Supplemental Indenture, dated as of October 1, 2014 (said Restated Indenture as so supplemented and amended being hereinafter collectively called the “Indenture”), to which Indenture and all further instruments supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said Bonds and the coupons appurtenant to coupon Bonds, if any, and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which said Bonds are and are to be issued and secured.
To the extent permitted by the Indenture and as provided therein, with the consent of the Company and upon the written consent or affirmative vote of at least sixty‑six and two‑thirds percent in principal amount of the Bonds then outstanding and entitled to consent, and of not less than sixty‑six and two‑third percent, in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby in case one or more but less than all of the series of Bonds issued under the Indenture are so affected, the rights and obligations of the Company and of the holders of Bonds and coupons appurtenant to coupon Bonds, if any, and the terms and provisions of the Indenture and of any instrument supplemental thereto may be modified from time to time, provided that no such modification or alteration shall be made which would postpone the date fixed herein or in the Indenture for the payment of the principal of, or any installment of interest on, the Bonds, or reduce the principal of, or the rate of interest payable on, the Bonds, or reduce the percentage of the principal amount of Bonds the consent of which is required for the authorization of any such modification or alteration, without the consent of all of the holders affected thereby. The rights, duties or immunities of the Trustee shall not be modified without the written consent of the Trustee.
As provided in the Indenture, said Bonds are issuable in series which may vary as in the Indenture provided or permitted. This Bond is one of a series of Bonds authorized by the Third Supplemental Indenture and entitled “First Mortgage Bonds, 4.43% Series AG Due October 20, 2044” (the “Bonds of the Series AG”).
As provided in the Indenture, the Bonds of the Series AG are subject to redemption prior to maturity at the option of the Company either as a whole at any time or in part, from time to time, and in certain other cases, at the principal amount of the Bonds so to be redeemed and accrued interest to the date fixed for redemption, together with a premium equal to the Make-Whole Amount, if any (as defined in Section 2.3(d) of the Third Supplemental Indenture). Except as specifically set forth in the Indenture, the Bonds of the Series AG are not subject to optional redemption.
Pursuant to the provisions of Section 8.05 of the Indenture, the Company may request the Trustee to apply moneys deposited with the Trustee (“Trust Moneys”) for various reasons toward the redemption of those Bonds, including payment of premium, if applicable, and accrued interest, selected by the Company, provided that there shall be no premium payable in connection with a redemption under Section 8.08 of the Indenture.
Pursuant to the provisions of Section 8.08 of the Indenture, the Bonds of the Series AG are further subject to redemption, in whole or in part, by the Trustee applying certain Trust Moneys which have been held by the Trustee for a period of over two years. Any such redemption is made pro rata among the series of Bonds then outstanding in the ratio of principal amount. Pursuant to the terms of the Third Supplemental Indenture, any redemption under Section 8.08 of the Indenture (and no other Section) shall be at 100 percent of principal (with no premium), plus accrued interest to the redemption date.
Notice of each redemption of the Bonds of the Series AG shall be mailed to all registered owners of the Bonds of the Series AG not less than ten nor more than sixty days before the redemption date.
If this Bond or any portion thereof ($1,000 or a multiple) shall be duly called for redemption as provided in the Indenture, this Bond or such portion thereof shall (unless the Company shall default in the payment of the redemption price) cease to bear interest from and after the date fixed for redemption.
Upon any partial redemption of this Bond, this Bond may, at the option of the registered holder hereof, be either (a) surrendered to the Trustee in exchange for one or more new Bonds of the Series AG for the principal amount of the unredeemed portion of this Bond or (b) submitted to the Trustee for notation hereon by the Trustee of the payment of the portion of the principal hereof so called for redemption.
If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Bonds outstanding may become or be declared due and payable, in the manner and with the effect provided in the Indenture. In the event the payment of the Bonds of the Series AG is accelerated pursuant to the Indenture, the aggregate principal amount hereof and interest hereon shall be due and payable together with the Make‑Whole Amount, if any.
The Bonds of the Series AG are issuable as fully registered Bonds without coupons of the denominations of $100,000 and any multiple of $1,000 which may be executed by the Company and delivered to the Trustee for authentication and delivery. The Bonds of the Series AG, upon surrender thereof to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, are exchangeable for other Bonds of the same series in such authorized denomination or denominations in the same aggregate principal amount, as may be requested by the holders surrendering the same.
The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving payment of or on account of the principal hereof and interest due hereon, and neither the Company nor the Trustee shall be affected by any notice to the contrary. Interest payable hereon on an Interest Payment Date shall be paid to the Person in whose name this Bond is registered at the close of business on the

April 1 or October 1 (whether or not on a business day) next preceding the Interest Payment Date, except for defaulted interest and unmatured accrued interest on the Bonds of the Series AG called for redemption on a date other than an interest payment date.
No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto, against any incorporator, stockholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, as more fully provided in the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.

IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name by its President or one of its Vice Presidents, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.
Dated:

BLACK HILLS POWER, INC.

By:
Name:
Title:

ATTEST:

Secretary

(TRUSTEE’S CERTIFICATE OF AUTHENTICATION)
This is one of the Bonds, of the series designated therein, described in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:

Section 1.3    Upon the execution and delivery of this Third Supplemental Indenture and upon delivery to the Trustee of Eighty‑Five Million and 00/100 Dollars ($85,000,000) principal amount of the Bonds of the Series AG executed by the Company, and upon compliance with all applicable provisions and requirements of the Indenture in respect thereof, including, but not limited to, the Property Additions Certificate of the Company delivered in connection with the issuance of the Bonds of the Series AG, the Trustee shall authenticate said Bonds of the Series AG and deliver them to or upon the Written Order or Orders of the Company, without awaiting the recordation or filing for recordation of this Third Supplemental Indenture.
Section 1.4.    Notwithstanding anything to the contrary in this Third Supplemental Indenture, payments on the Bonds of the Series AG shall be made in accordance with Section 9 of the Bond Purchase Agreement (as defined in Section 3.3(a) of this Third Supplemental Indenture) and the Trustee shall be entitled to conclusively assume that any holder of such Bonds is entitled to the benefits of said Section 9 unless notified by the Company to the contrary. Without limiting the other indemnities provided to the Trustee, the Company shall indemnify and save the Trustee harmless from any liabilities and costs incurred by the Trustee arising out of the making of the final or any partial payment when due of the principal owing on any of the Bonds of the Series AG without surrender of such Bond to the Trustee.
Section 1.5.    The Trustee is hereby appointed Registrar in respect to the Bonds of the Series AG, and the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, is hereby designated as the office or agency of the Company in said Borough where notices and demands in respect of the Bonds of the Series AG may be served.
Section 1.6.    At the option of the registered owner, any Bonds of the Series AG, upon surrender thereof for cancellation at the office of the Trustee in the Borough of Manhattan and City of New York, together with a written instrument of transfer wherever required by the Company duly executed by the registered owner or by his duly authorized attorney, shall, subject to the provisions of Section 2.07 of the Indenture, be exchangeable for a like aggregate principal amount of Bonds of the same series of other authorized denominations.
Bonds of the Series AG shall be transferable, subject to the provisions of Article Two of the Indenture and compliance with the restriction on transfer set forth in the legend on the Bonds of the Series AG, at the office of the Trustee in the Borough of Manhattan and City of New York, New York. The Company shall not be required to make transfers or exchanges of Bonds of the Series AG for a period of twenty (20) days next preceding any designation of Bonds of said series to be prepaid, and the Company shall not be required to make transfers or exchanges of any Bonds of said series designated in whole or in part for prepayment.
The Trustee shall not register the transfer of any Bond of the Series AG unless it receives a certificate in the form attached hereto as Appendix A.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under applicable law or under this Third Supplemental Indenture with respect to any transfer of any interest in a Bond of the Series AG other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Third Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Upon any exchange or transfer of Bonds of the Series AG, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Article Two of the Indenture, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of Bonds of the Series AG.
After the delivery of this Third Supplemental Indenture and upon compliance with the applicable provisions of the Indenture and receipt of consideration therefor by the Company, there shall be an initial issue of Bonds of the Series AG for the aggregate principal amount of $85,000,000.
ARTICLE II
REDEMPTION OF THE BONDS OF THE SERIES AG
Section 2.1.    The entire unpaid principal balance of the Bonds of the Series AG shall be due and payable on the stated maturity date thereof.
Section 2.2.    Pursuant to the Indenture, the Bonds of the Series AG are subject to redemption, in whole or in part, out of certain monies required to be deposited with the Trustee, but in such cases the redemption shall be effected at the principal amount of the Bonds of the Series AG to be redeemed and accrued interest to the date fixed for redemption, without premium, if redeemed pursuant to Section 8.08 of the Indenture.
Section 2.3.     (a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Bonds of the Series AG at 100% of the principal amount so prepaid, and the Make‑Whole Amount determined for the Settlement Date specified by the Company in such notice with respect to such principal amount. The Company, or the Trustee (at the Company’s written request in the name and at the expense of the Company, which request shall be given to the Trustee at least five Business Days (or such shorter period as shall be acceptable to the Trustee) prior to the latest date that notice of such prepayment must be delivered to the registered owners of the Bonds of the Series AG), will give each registered owner of Bonds of the Series AG written notice (by first class mail or such other method (acceptable to the Trustee) as may be agreed upon by the Company and such registered owner) of each optional prepayment under this Section 2.3(a) not less than 10 days and not more than 60 days prior to the date fixed for such prepayment, to each such registered owner at its last address appearing on the registry books. Each such notice shall specify the Settlement Date (which shall be a Business Day), the aggregate principal amount of the Bonds of the Series AG to be prepaid on such date, the principal amount of each Bond held by such registered owner to be prepaid (determined in accordance with subsection (b) of this Section 2.3), and the interest to be paid on the Settlement Date with respect to such principal amount being prepaid, and shall be accompanied by a certificate signed by a Senior Financial Officer as to the estimated Make‑Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such Settlement Date, the Company, or the Trustee (at the Company’s written request in the name and at the expense of the Company), shall send to each registered owner of Bonds of the Series AG (by first class mail or by such other method (acceptable to the Trustee) as may be agreed upon by the Company and such registered owner) a certificate signed by a Senior Financial Officer specifying the calculation of such Make‑Whole Amount as of the specified Settlement Date. As promptly as practicable after the giving of the notice and the sending of the certificates provided in this subsection, the Company shall provide a copy of each to the Trustee (unless the Company has elected in writing to have the Trustee deliver such notices and certificates, in which case the Company shall not be required to provide further copies). The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the information set forth in any such notice or certificate. The Bonds of the Series AG are not otherwise subject to voluntary or optional prepayment.
(b)    In the case of each partial prepayment of the Bonds of the Series AG, the principal amount of the Bonds of the Series AG to be prepaid shall be allocated by the Company among all of the Bonds of the Series AG at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment; provided that the remaining principal amount of each Bond shall be an authorized denomination.
(c)    In the case of each notice of prepayment of Bonds of the Series AG pursuant to this Section 2.3, if cash sufficient to pay the principal amount to be prepaid on the Settlement Date (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make‑Whole Amount, if any, is not paid as agreed upon by the Company and each registered owner of the affected Bonds, or, to the extent that there is no such agreement entered into with one or more such owners, deposited with the Trustee on or before the Settlement Date, then such notice of prepayment shall be of no effect. If such cash is so paid or deposited, such principal amount of the Bonds of the Series AG shall be deemed paid for all purposes and interest on such principal amount shall cease to accrue. In case the Company pays any registered owner pursuant to an agreement with that registered owner, the Company shall notify the Trustee as promptly as practicable of such agreement and payment, and shall furnish the Trustee with a copy of such agreement; in case the Company deposits any cash with the Trustee, the Company shall provide therewith a list of the registered owners and the amount of such cash each registered owner is to receive. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the information set forth in any such notice, list or agreement, and shall not be chargeable with knowledge of any of the contents of any such agreement. Any Bond prepaid in full shall be surrendered to the Company or the Trustee for cancellation (and shall not be reissued) in accordance with Section 9 of the Bond Purchase Agreement referred to in Section 3.3 of this Third Supplemental Indenture.
(d)    “Make‑Whole Amount” means, with respect to any Bonds of the Series AG, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bonds of the Series AG over the amount of such Called Principal, provided that the Make‑Whole Amount may in no event be less than zero.

For the purposes of determining the Make‑Whole Amount, the following terms have the following meanings:
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.
“Called Principal” means, with respect to any Bonds of the Series AG, the principal of such bond that is to be prepaid pursuant to subsection (a) of this Section 2.3 or has become or is declared to be immediately due and payable pursuant to Article Eleven of the Indenture, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Bonds of the Series AG, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Bonds of the Series AG is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Bonds of the Series AG, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bonds of the Series AG.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one‑twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one‑twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bonds of the Series AG, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bonds of the Series AG, then (for the purpose of this calculation) the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.
“Settlement Date” means, with respect to the Called Principal of any Bonds of the Series AG, the date on which the principal of such Bonds is to be prepaid pursuant to subsection (a) of this Section 2.3 or is declared to be immediately due and payable pursuant to Article Eleven of the Indenture, as the context requires.
The words “prepay”, “prepaid” and “prepayment”, as used in this Section 2.3, shall mean “redeem”, “redeemed” and “redemption”, as those terms are used in the Indenture, the term “Settlement Date”, as used in this Section 2.3, shall mean “redemption date”, “date of redemption” and any similar term, as those terms are used in the Indenture and the prepayment price provided for in this Section 2.3 shall mean “redemption price” for purposes of the Indenture. Any prepayment under this Section 2.3 shall be made in accordance with Article Ten of the Indenture except to the extent Section 2.3 shall provide otherwise.
Section 2.4.    The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Bonds of the Series AG except upon the payment or prepayment of the Bonds of the Series AG in accordance with the terms of this Third Supplemental Indenture and the Bonds of the Series AG. The Company will promptly cancel all Bonds of the Series AG acquired by it or any Affiliate pursuant to any payment or prepayment of Bonds pursuant to any provision of this Third Supplemental Indenture and no Bonds of the Series AG may be issued in substitution or exchange for any such Bonds.
Section 2.5.        All monies paid to the Trustee pursuant to Sections 2.2 and 2.3 of this Article II shall be held by the Trustee in trust for the benefit of the respective registered owners of the Bonds of the Series AG which are to be redeemed (in whole or in part) and shall be paid to them as provided in Article Ten of the Indenture.
Section 2.6.        Nothing contained in the Indenture or in any Bond shall be construed to imply any obligation upon the Trustee to make any payment, except out of monies deposited with it for such purpose by the Company.

ARTICLE III
CERTAIN COVENANTS
Section 3.1.     The Company hereby covenants that, so long as any of the Bonds of the Series AG shall remain outstanding, the covenants and agreements of the Company set forth in Section 8.08 of the Indenture shall be and remain in full force and effect, and be observed and complied with by the Company, with the effect and result that if the Company is required to redeem Bonds pursuant to said Section 8.08, it shall comply with the requirements of Section 2.2 of this Third Supplemental Indenture.
Section 3.2.     So long as any Bonds of the Series AG are outstanding, the Company will not and will not permit any Controlled Entity (as such term is defined in the Bond Purchase Agreement as defined in Section 3.3(a)) (a) to become (including by virtue of being owned or controlled by a Blocked Person (as such term is defined in the Bond Purchase Agreement)), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Bonds of the Series AG) with any Person if such investment, dealing or transaction (i) would cause any purchaser or holder of the Bonds of the Series AG to be in violation of any law or regulation applicable to such purchaser or holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions (as such term is defined in the Bond Purchase Agreement), or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any Purchaser or holder to sanctions under CISADA (as such term is defined in the Bond Purchase Agreement) or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions (as such term is defined in the Bond Purchase Agreement).
Section 3.3.     (a) So long as any Bonds of the Series AG are outstanding, unless waived by the registered owners of at least a majority in principal amount of the Bonds of the Series AG then outstanding, the Company shall perform or comply with all terms, provisions and conditions of the Bond Purchase Agreement dated as of June 30, 2014 (the “Bond Purchase Agreement”) pursuant to which the Bonds of the Series AG were issued.
(b)    So long as the Company is in compliance with Section 7.1 of the Bond Purchase Agreement, the covenant contained in the second clause of Section 9.15(1) of the Indenture shall not apply to the Bonds of the Series AG and the Company shall not be required, pursuant to Section 9.15(1) of the Indenture, to file information, documents or reports pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Trustee or the Securities and Exchange Commission except to the extent the Company shall otherwise be required to make such filings with the Securities and Exchange Commission pursuant to Section 13 of the Exchange Act or pursuant to the terms of any other Bonds outstanding under the Indenture.

ARTICLE IV
                     MISCELLANEOUS
Section 4.1.    The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Indenture as presently mortgaged; subject to the exceptions stated therein, such real estate, franchises and other property are free and clear of any lien prior to the lien of the Indenture, except as set forth in the granting clauses of the Indenture; and the Company has good right and lawful authority to mortgage the same as provided in and by the Indenture.
Section 4.2.    The Trustee assumes no duties, responsibilities or liabilities by reason of this Third Supplemental Indenture other than as set forth in the Indenture, and this Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.
Section 4.3.    As amended and modified by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and the First, Second and Third Supplemental Indentures shall be read, taken and construed as one and the same instrument.
Section 4.4.    Subject to the amendments provided for in this Third Supplemental Indenture, the terms defined in the Indenture, shall for all purposes of this Third Supplemental Indenture, have the meanings specified in the Indenture.
Section 4.5.    Whenever in this Third Supplemental Indenture any party hereto is named or referred to, this shall, subject to the provisions of Articles Thirteen and Fourteen pursuant of the Indenture, as heretofore supplemented, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such party whether so expressed or not.
Section 4.6.    This Third Supplemental Indenture may be executed in several counterparts, all or any of which may be treated for all purposes as one original and shall constitute and be one and the same instrument.
Section 4.7.    The aggregate principal amount of Bonds which, immediately after the authentication and delivery of the Bonds of the Series AG to be issued under this Third Supplemental Indenture, will be outstanding under the provisions of, and secured by, the Indenture, as amended by this Third Supplemental Indenture, will be $340,000,000, consisting of $75,000,000 aggregate principal amount of the Bonds of the AE Series and of $180,000,000 aggregate principal amount of the Bonds of the AF Series hereinbefore set forth in the eleventh and thirteenth recitals of this Third Supplemental Indenture and $85,000,000 aggregate principal amount of Bonds of the Series AG hereby created.

Section 4.8.    The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.
Section 4.9.    This Third Supplemental Indenture and each Bond of the Series AG shall be governed by and construed in accordance with the laws of the State of South Dakota without regard to the choice of law principles thereof. Notwithstanding the foregoing, the immunities and standard of care of the Trustee, Registrar and paying agent in connection with the administration of trusts and duties hereunder shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, BLACK HILLS POWER, INC., has caused this Third Supplemental Indenture to be signed in its corporate name by its Vice President and Treasurer and its corporate seal to be hereunto affixed and attested by its Corporate Secretary and THE BANK OF NEW YORK MELLON, in evidence of its acceptance of the trust hereby created, has caused this Third Supplemental Indenture to be signed in its corporate name by one of its Authorized Officers and its corporate seal to be hereunto affixed and attested by one of its Authorized Officers, all as of the day and year first above written.

BLACK HILLS POWER, INC.

(SEAL)

By:	/s/ Brian G. Iverson
Name:	Brian G. Iverson
Its:	Vice President and Treasurer

Attest:

By:	/s/ Roxann R. Basham
Name:	Roxann R. Basham, Corporate Secretary

Signature Page – Third Supplemental Indenture

STATE OF SOUTH DAKOTA    )
)ss.:
COUNTY OF PENNINGTON    )
On this 22nd day of September, 2014, before me appeared Brian G. Iverson, to me personally known, who, being by me duly sworn did say that he is the Vice President and Treasurer of Black Hills Power, Inc. and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Brian G. Iverson acknowledged said instrument to be the free act and deed of said corporation.

/s/ LeeAnn Steckler
Notary Public

My commission expires	6/23/2017
(NOTARY SEAL)

Signature Page – Third Supplemental Indenture

THE BANK OF NEW YORK MELLON, as Trustee

By
/s/ Laurence O'Brien
Authorized Officer

(SEAL)

Attest:

/s/ X
Authorized Signatory

Signature Page – Third Supplemental Indenture

STATE OF NEW YORK     )
)ss.:
CITY AND COUNTY OF NEW YORK    )
On this 19th day of September, 2014, before me appeared Laurence J. O’Brien, to me personally known, who, being by me duly sworn did say that he/she is an Authorized Officer of The Bank of New York Mellon, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Laurence J. O’Brien acknowledged said instrument to be the free act and deed of said corporation.

/s/ Christopher J. Traina
Notary Public

My commission expires	March 3, 2018
(NOTARY SEAL)

Signature Page – Third Supplemental Indenture

SCHEDULE I TO THIRD
SUPPLEMENTAL INDENTURE

LEGAL DESCRIPTIONS OF REAL PROPERTY

LANDS IN PENNINGTON COUNTY, SOUTH DAKOTA

1.
Lots C of Lots Eleven (11) through Sixteen (16) of Block Thirty-Five (35) of South Boulevard Addition, City of Rapid City, as shown by the plat recorded in Book 23 of Plats on Page 253 in the Office of the Register of Deeds, Pennington County, South Dakota. [Cleveland / 8th Street Substation]

2.	Lots Twenty-five (25) and Twenty-six (26) in Block Ninety-one (91) of the Original Townsite of the City of Rapid City, Pennington County, South Dakota. [Parking Lot West of GO]

3.	Lot 4, less Lot A, of Nicholls Subdivision, Rapid City, South Dakota. [East Meade Substation]

4.
Commencing at the West 1/4 Corner of Section 19 Township 1 North Range 8 East of the BHM, thence S 87°46’29” E along the Quarter Line a distance of 644.00 feet thence N 2°13’31” E a distance of 94.82 feet to a point on the North Right of Way Line of Hwy 16B, which is the POINT OF BEGINNING; Thence N 3°44’40” E a distance of 14.14 feet thence N 87°13’51” E a distance of 223.18 feet thence N 76°49’13” E a distance of 324.48 feet thence S 40°39’01” E a distance of 12.84 feet to a point on the North Right of Way Line of Hwy 16B; thence along an arc 264.62 feet to the right, which is along the North Right of Way Line of Hwy 16B, having a radius of 1198.64 feet, the chord of which is S 71°37’06” W a distance of 264.08 feet thence N 12°18’06” W a distance of 19.60 feet thence along an arc 295.20 feet to the right having a radius of 1178.64 feet, the chord of which is S 85°07’38” W a distance of 294.42 feet to the POINT OF BEGINNING. [BHP Lot 1, Govt Lot 2 69 kV Line]

LANDS IN FALL RIVER COUNTY, SOUTH DAKOTA

1.
T.J. Tract Revised formerly all of T.J. Tract and a portion of Tract 2 of Half Note Subdivision, located in the S1/2 of Section 1, Township 7 South, Range 5 East, B.H.M., Fall River County, South Dakota, as shown on Plat filed in Book XXI of Plats, Pages 61-61-A. [Hot Springs Storage Lot]

2.
Tract Minnekahta Substation, together with a private access easement, located in the Northeast Quarter (NE1/4) of Section 18 Township 7 South Range 4 East of the Black Hills Meridian, Fall River County, South Dakota, as shown on the plat recorded in Book 22 of Plats, Page 83. [Minnekahta Substation]

LANDS IN LAWRENCE COUNTY, SOUTH DAKOTA

1.	A parcel of land situated in the Southeast Quarter of Section 29, Township 7 North,

Range 4 East, of the Black Hills Meridian Lawrence County, South Dakota; said parcel being more particularly bounded and described as follows:
Commencing at the Southeast Corner of Section 29, Township 7 North, Range 4 East of the BHM, thence North 3°06’01” East, along the East line of said Section 29, a distance of 1006.37 feet to the POINT OF BEGINNING: thence North 3°06’01” East a distance of 357.70 feet, thence North 87°38’19” West a distance of 302.56 feet, thence South 57°59’07” West a distance of 561.51 feet, thence South 44°54’38” East a distance of 438.39 feet, thence North 62°03’08” East a distance of 508.92 feet to the POINT OF BEGINNING. (To Be Platted). [St. Onge Substation]

LANDS IN MEADE COUNTY, SOUTH DAKOTA

1.
Lot G2 of the SE1/4NE1/4 of Section 16, Township 5 North, Range 5 East of the Black Hills Meridian, City of Sturgis, Meade County, South Dakota, as shown on the plat filed in Plat Book 6 on Page 20; EXCEPTING therefrom Lot H2, as shown on the plat filed in Plat Book 5 on Page 71. [Sturgis Service Center]

LANDS IN CUSTER COUNTY, SOUTH DAKOTA

1.	Lots 10, 11, and Lot A of Lot 12, located in Block 124 of original Town, now City of Custer City, Custer County, South Dakota. [Custer Warehouse]

LANDS IN LARAMIE COUNTY, WYOMING

1.	GDC Subdivision, Block 1, Lot 1, Laramie County, Wyoming. [Cheyenne Prairie Generating Station]

LANDS IN WESTON COUNTY, WYOMING

1.
A Tract of Land which lays in the SWNE of Section 29, Township 45 North, Range 61 West in Weston County, Wyoming, Tax Parcel ID 2856, more particularly described as follows: commencing at the NW corner of Block 11, original City of Newcastle; thence South 60° 53’ 15” West for a distance of 680 ft to the railroad property boundary, thence North 29° 06’ 45” West for a distance of 20 ft, thence North 00° 07’ 25” West for 92.11 ft to the North side of West Main Street, thence North 60° 53’ 15” East for 227.03 ft to the Southeast corner of the B.H.P. & L. Co. tract; thence North 29° 06’ 45” West for 50.00 ft to the true point of beginning; thence North 60° 53’ 15” East for 39.50 ft to a point; thence North 29° 06’ 45” West for 49.00 ft to an aluminum capped rebar; thence North 60° 53’ 15” East for a distance of 61.50 ft to an aluminum capped rebar; thence North 29° 06’ 45” West for 160.00 ft to an aluminum capped rebar; thence South 60° 53’ 15” West for 101.00 ft to an aluminum capped rebar; thence South 32° 31’ 59” West for 58.98 ft to an aluminum capped rebar on East boundary of West Railroad Avenue; thence South 00° 07’ 25” East along said East boundary of West Railroad Avenue for 110.00 ft to an aluminum capped rebar on North boundary of B.H.P. & L. tract; thence North 60° 53’ 15” East for 105.63 ft to an aluminum capped rebar, at the most Northerly corner of B.H.P. & L. tract; thence South 29° 06’ 45” East for a distance of 85.00 ft to an “x” in concrete drain & the point of beginning. Said tract contains 0.606 acres, more or less. [Newcastle Steel Substation]

APPENDIX A
ASSIGNMENT CERTIFICATE
In connection with the undersigned’s assignment and transfer to the assignee identified below of that certain First Mortgage Bond, 4.43% Series AG Due October 20, 2044 issued by the Company to the undersigned dated ________________:

Assignee’s social security or tax I.D. number: ___________________________
Assignee’s name: _____________________________
Assignee’s address and zip code: ___________________________
___________________________
___________________________
the undersigned hereby certifies that such First Mortgage Bond, 4.43% Series AG Due October 20, 2044 is being transferred as specified below:
CHECK ONE
(1) ☐    to the Company or a subsidiary thereof;
(2) ☐    pursuant to an effective registration statement under the Securities Act of 1933; or
(3) ☐    pursuant to an exemption from the registration requirements of the Securities Act of 1933.
Unless one of items (1) through (3) above is checked, the Trustee or Registrar will refuse to register the above-referenced First Mortgage Bond, 4.43% Series AG Due October 20, 2044 in the name of any person other than the registered holder thereof; provided, however, that if item (3) is checked, the Company may reasonably require, prior to the registration of any such transfer of the First Mortgage Bond, 4.43% Series AG Due October 20, 2044, additional information to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.
If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register the First Mortgage Bond, 4.43% Series AG Due October 20, 2044 in the name of any person other than the holder thereof unless and until the conditions to any such transfer of registration set forth therein and in the Third Supplemental Indenture shall have been satisfied.

APPENDIX A
(to Third Supplemental Indenture)

Signed: ___________________________________
Name of Holder:____________________________
Name of Signatory:__________________________
Title of Signatory:___________________________
Dated:___________________

A-2